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                                                             Exhibit 23(b)


We consent to the incorporation by reference in this Form 8-K/A, Amendment
No. 2, of our report dated February 16, 1998, on our audit of the consolidated financial statements The Park Lane Group and Subsidiaries as of December 31, 1997 and 1996, and for the three years in the period ending December 31, 1997, appearing in the registration statement on Form S-4 (SEC File No. 333-46435) of Regent Communications, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



PricewaterhouseCoopers LLP

Menlo Park, California
February 16, 1998